Exhibit 2.2

PLAN OF CONVERSION

OF

SATURN ACQUISITION HOLDINGS, LLC

This Plan of Conversion (the “Plan of Conversion”) is adopted as of May 2, 2013, to convert Saturn Acquisition Holdings, LLC, a Delaware limited liability company (the “Converting Entity”), to Stock Building Supply Holdings, Inc., a Delaware corporation (the “Converted Entity”). All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Second Amended and Restated Limited Liability Company Agreement of the Converting Entity (the “Operating Agreement”), dated March 1, 2012.

RECITALS

WHEREAS, the Converting Entity is a limited liability company organized under the laws of the State of Delaware;

WHEREAS, at the Effective Time and Date (as defined below), and pursuant to Section 4.6 of the Operating Agreement, the Converted Entity shall become a corporation organized under the laws of the State of Delaware; and

WHEREAS, the Converting Entity shall be converted to the Converted Entity (the “Conversion”) pursuant to Section 18-216 of the Delaware Limited Liability Company Act and Section 265 of the Delaware General Corporation Law.

AGREEMENT

1. This Plan of Conversion shall become effective upon filing of the duly executed Certificate of Incorporation of the Converted Entity and the Certification of Conversion of the Converting Entity, attached hereto as Exhibit A and Exhibit B, respectively, in the office of the Secretary of State of the State of Delaware (the “Effective Time and Date”).

2. The By-laws of the Converted Entity, attached hereto as Exhibit C, shall become effective upon the Effective Time and Date.

3. On and after the Effective Time and Date of this Conversion, the name of the Converted Entity shall be Stock Building Supply Holdings, Inc.

4. Pursuant to Section 8.1.2 of the Operating Agreement, Section 6.11 of the Operating Agreement is hereby amended and continued (the “Continued Section”), effective from and after the Effective Time and Date, and shall survive the Conversion in accordance with its terms in the form set forth in Exhibit D, attached hereto. Other than the Continued Section, the Operating Agreement shall be terminated at the Effective Time and Date.

5. On the Effective Time and Date and as a consequence of the Conversion, all of the outstanding Shareholder Interests of the Converting Entity shall, by virtue of the Conversion and without any action on the part of the holder thereof or the payment of any additional consideration, be converted as follows:

a)	Each one share of Class A Voting Common Shares of the Converting Entity shall automatically convert into one (1) share of Class A Voting Common Stock of the Converted Entity.

b)	Each one share of Class B Non Voting Common Shares in the Converting Entity shall automatically convert into one (1) share of Class B Non-Voting Common Stock of the Converted Entity.

c)	Each one share of Class A Junior Preferred Shares in the Converting Entity shall automatically convert into one (1) share of Class A Junior Preferred Stock of the Converted Entity.

d)	Each one share of Class B Senior Preferred Shares in the Converting Entity shall automatically convert into 1.02966259 shares of Class B Senior Preferred Stock of the Converted Entity.

e)	Each one share of Class C Convertible Preferred Shares in the Converting Entity shall automatically convert into one (1) share of Class C Convertible Preferred Stock of the Converted Entity.

6. As of the Effective Time and Date, the officers and directors of the Converting Entity shall become the officers and directors of the Converted Entity.

7. The parties hereto will, from time to time, when requested by the officers of the Converted Entity, execute and deliver all further documents and instruments and take other further action as may be necessary or appropriate to carry out the intent and purposes of this Plan of Conversion.

8. This Plan of Conversion shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

9. This Plan of Conversion may be executed by facsimile and in counterparts by the parties hereto and shall become effective and binding upon the parties at such time as signed by all of the parties hereto.

10. This Plan of Conversion has been duly approved by the Board and, solely for purposes of Section 4, the undersigned Requisite Shareholders of the Converting Entity.

IN WITNESS WHEREOF, the undersigned has caused this Plan of Conversion to be executed as of the date first set forth above.

CONVERTING ENTITY:

SATURN ACQUISITION HOLDINGS, LLC

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Executive Vice President, Chief Administrative Officer and General Counsel

{Saturn Acquisition Holdings, LLC -

DE Plan of Conversion}

Exhibit A

CERTIFICATE OF INCORPORATION

OF

STOCK BUILDING SUPPLY HOLDINGS, INC.

ARTICLE ONE

The name of the corporation is Stock Building Supply Holdings, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of the Corporation’s registered agent at such address is Corporation Services Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE FOUR

Section 1. Authorized Shares.

1.A. The total number of shares of capital stock which the Corporation is authorized to issue is 1,191,486 shares, of which (A) 1,000,000 shares are designated as Class A Voting Common Stock, $0.01 par value per share (the “Class A Common Stock”), (B) 126,486 shares are designated as Class B Non-Voting Common Stock, $0.01 par value per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), (C) 10,000 shares are designated as Class A Junior Preferred Stock, $0.01 par value per share (the “Class A Preferred Stock”), (D) 50,000 shares are designated as Class B Senior Preferred Stock, $0.01 par value per share (the “Class B Preferred Stock”), and (E) 5,000 shares are designated as Class C Convertible Preferred Stock, $0.01 par value per share (the “Class C Preferred Stock” and, together with the Class A Preferred Stock and the Class B Preferred Stock, the “Preferred Stock”).

1.A. The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof with respect to the Preferred Stock and Common Stock are as set forth in this Article Four.

Section 2. Definitions.

Capitalized words and phrases used and not otherwise defined elsewhere in this Certificate of Incorporation shall have the following meanings:

“Affiliate” means, with reference to a specified Person: (a) a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person, (b) any Person that is an executive officer, general partner, managing member or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an executive officer, general partner, managing member or trustee, or serves in a similar capacity, or (c) any member of the Immediate Family of the specified Person.

“Applicable Rate” means 8% per annum.

“Assignee” means any Person (a) to whom a Stockholder (or assignee thereof) Transfers all or any part of its interest in the Corporation in compliance with the terms of this Certificate of Incorporation.

“Board” means the Board of Directors of the Corporation.

“Certificate of Incorporation” means this Certificate of Incorporation, as may be amended from time to time.

“Change of Control” means (i) a merger or consolidation of the Corporation with any other Person (other than a reincorporation, reorganization or similar transaction where those Persons controlling the Corporation or their affiliates continue to control the Corporation after such transaction), (ii) any Person other than Gores or its Affiliates directly or indirectly becoming the beneficial owner of a majority of the outstanding Voting Stockholder Interests of the Corporation (measured as having the right to appoint or elect a majority of the members of the Board) or (iii) the sale or disposition (by merger or otherwise) of all or substantially all of the Corporation’s assets to any Person other than Gores or its affiliates.

“Class A Common Stock” is defined in Section 1.A of Article Four.

“Class A Preferred Junior Shares” is defined in Section 4.A of this Article Four.

“Class A Preferred Liquidation Preference” is defined in Section 4.C.i of this Article Four.

“Class A Preferred Stock” is defined in Section 1.A of this Article Four.

“Class B Common Stock” is defined in Section 1.A of this Article Four.

“Class B Preferred Distribution Payment Date” is defined in Section 5.B.i of this Article Four.

“Class B Preferred Distribution Rate” is defined in Section 5.B.i of this Article Four.

“Class B Preferred Junior Shares” is defined in Section 5.A of this Article Four.

“Class B Preferred Liquidation Preference” is defined in Section 5.C of this Article Four.

“Class B Preferred Redemption Right” is defined in Section 5.D of this Article Four.

“Class B Preferred Senior Stock” is defined in Section 5.A of this Article Four.

“Class B Preferred Stock” is defined in Section 1.A of this Article Four.

“Class C Preferred Junior Shares” is defined in Section 6.A of this Article Four.

“Class C Preferred Liquidation Preference” is defined in Section 6.C.i of this Article Four.

“Class C Preferred Original Purchase Price” is defined in Section 6.C.i of this Article Four.

“Class C Preferred Stock” is defined in Section 1.A of this Article Four.

“Class C Preferred Stock Conversion Amount” is defined in Section 6.E.i of this Article Four.

“Class C Preferred Stock Conversion Date” is defined in Section 6.E.iii.a) of this Article Four.

“Class C Preferred Stock Conversion Price” is defined in Section 6.E.i of this Article Four.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Common Stock” is defined in Section 1.A of this Article Four.

“Corporation” is defined in Article One.

“Corporation Class A Preferred Redemption Right” is defined in Section 4.D.i of this Article Four.

“Corporation Class B Preferred Redemption Right” is defined in Section 5.D.i of this Article Four.

“DGCL” is defined in Article Three.

“Drag-Along Rights” is defined in Section 11.A of this Article Four.

“Drag-Along Sale” is defined in Section 11.A of this Article Four.

“Drag-Along Sale Date” is defined in Section 11.C of this Article Four.

“Drag-Along Sale Notice” is defined in Section 11.C of this Article Four.

“Drag-Along Stockholders” is defined in Section 11.A of this Article Four.

“Exempt Shares” shall mean the issuance of Shares (a) as consideration in connection with acquisitions of any businesses or assets from another Person, (b) in the form of Class B Common Stock or substantially equivalent rights to employees, officers and directors of the Corporation or any subsidiary of the Corporation in connection with any compensation plan approved by the Board, (c) pursuant to an IPO and (d) pursuant to issuances of Class B Common Stock to Glendon Saturn Holdings, LLC (whose members consist solely of officers and employees of Glendon Partners, Inc.) and its Affiliates not to exceed 2.5% of the aggregate outstanding Common Stock.

“Gores” means Gores Building Holdings, LLC, a Delaware limited liability company.

“Immediate Family” means, and is limited to, an individual Stockholder’s spouse, parents, parents-in-law, grandparents, children, siblings, and grandchildren, in each case as of the date of determination, or a trust, estate or other estate-planning vehicle, all of the beneficiaries of which consist of such Stockholder or members of such Stockholder’s Immediate Family.

“IPO” shall mean a sale of the equity of the Corporation (including any Shares outstanding at such time) in an underwritten (firm commitment) public offering in accordance with the applicable securities laws resulting in the listing or quotation of the equity of the Corporation on one or more nationally recognized stock exchange or quotation system (including, without limitation, the New York Stock Exchange and The NASDAQ Global Select Market).

“Liquidator” is defined in Section 12.A of this Article Four.

“Overallotment Interests” are defined in Section 10.C of this Article Four.

“Person” means and includes an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

“Plan Assets” shall have the meaning set forth in the Plan Asset Regulation.

“Plan Asset Regulation” means 29 C.F.R. §2510.3-101.

“Preferred Stock” is defined in Section 1.A of this Article Four.

“Proposed Purchaser” is defined in Section 11.A of this Article Four.

“Record Date” is defined in Section 5.B.i of this Article Four.

“Requisite Stockholders” means Stockholders who hold a majority of the Voting Stockholder Interests; provided, that so long as Gores or any of its Affiliates continues to own at least 50% of the number of Voting Stockholder Interests owned on the date of this Certificate of Incorporation, Requisite Stockholders shall mean Gores.

“Selling Group” is defined in Section 10.A of this Article Four.

“Selling Group Representative” is defined in Section 10.B of this Article Four.

“Share” means an equal, fractional share of any particular class or series of Common Stock or Preferred Stock; provided, however, that the Common Stock and the Preferred Stock shall have the differences in rights and privileges as specified in this Certificate of Incorporation.

“Stockholders” means, for purposes of this Certificate of Incorporation, the Persons owning Shares, as reflected in the books and records of the Corporation, as amended from time to time, including any Stockholders who are issued Overallotment Interests, with each Stockholder being referred to, individually, as a “Stockholder.”

“Stockholder’s Allotment” is defined in Section 10.A of this Article Four.

“Tag-Along Notice Date” is defined in Section 10.B of this Article Four.

“Tag-Along Participation Notice” is defined in Section 10.C of this Article Four.

“Tag-Along Sale” is defined in Section 10.A of this Article Four.

“Tag-Along Sale Date” is defined in Section 10.B of this Article Four.

“Tag-Along Sale Notice” is defined in Section 10.B of this Article Four.

“Transfer” when used with respect to a Share (or rights appurtenant thereto), means any sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law), or an agreement to do any of the foregoing. The term “Transferred” shall have a correlative meaning.

“Voting Stockholder” means any holder of Class A Common Stock and/or Class C Preferred Stock.

“Voting Stockholder Interests” means the Class A Common Stock and the Class C Preferred Stock, pursuant to the provisions set forth in Section 6.D of this Article Four.

Section 3. Preemptive Rights.

3.A. If the Corporation proposes to issue additional Shares (other than Exempt Shares) of the Corporation, each Stockholder shall have the right to subscribe, on a pro rata basis in accordance with its percentage ownership of Common Stock, to purchase its proportionate share of such issuance.

3.B. If the Corporation proposes to issue any additional Shares of the Corporation (other than Exempt Shares), it shall give the Stockholders written notice of its intention, and the terms and conditions upon which the Corporation proposes to issue the same. The Stockholders shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share (based upon their relative ownership of Common Stock) of the additional Shares being issued upon the terms and conditions specified in the notice by giving written notice to the Corporation and stating therein the number of Shares to be purchased. If such Stockholder fails to exercise in full its preemptive rights, the Corporation shall have ninety (90) days from the expiration of such fifteen (15) day period to sell the Shares in respect of which the Stockholder’s rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchaser thereof than specified in the Corporation’s notice to the Stockholders. If the Corporation has not sold such Shares within one hundred and twenty (120) days of the notice provided in Article Four3.B of this Article Four, the Corporation shall not thereafter issue or sell such Shares, without first offering such Shares to the Stockholders in the manner provided above.

Section 4. Class A Preferred Stock.

4.A. Rank. The Class A Preferred Stock shall, with respect to rights to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank (1) senior to (a) all of the Common Stock and (b) all Preferred Stock that is expressly junior to the Class A Preferred Stock (“Class A Preferred Junior Shares”); (2) pari passu to all Preferred Stock that is expressly pari passu with the Class A Preferred Stock; and (3) junior to (a) the Class B Preferred Stock, (b) Class C Preferred Stock, and (c) all Preferred Stock that is expressly senior to the Class A Preferred Stock.

4.B. Distributions. Holders of Class A Preferred Stock shall not be entitled to receive or participate in any distribution or payment other than the Class A Preferred Liquidation Preference (defined below).

4.C. Liquidation Preference.

i. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to holders of Class A Preferred Junior Shares, notwithstanding anything in this Certificate of Incorporation to the contrary, including Section 12 of this Article Four, the holders of Class A Preferred Stock then outstanding shall be entitled to receive and be paid out of the assets of the Corporation legally available for distribution to the Stockholders pursuant to this Certificate of Incorporation a liquidation preference in the amount of $1.00 per Class A Preferred Share (the “Class A Preferred Liquidation Preference”).

ii. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding Class A Preferred Stock, then such assets shall be allocated among the holders of Class A Preferred Stock in proportion to the full liquidating distributions to which they would otherwise respectively be entitled.

iii. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation, shall cease to be Stockholders in respect of such Class A Preferred Stock and the Class A Preferred Stock shall be deemed cancelled.

iv. The consolidation or merger of the Corporation with or into any other partnership, corporation, trust or entity or of any other partnership, corporation, trust or other entity with or into the Corporation or the sale, lease or conveyance of all or substantially all of, the property or business of the Corporation (in each case other than a transaction involving Gores or its affiliates), shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.C of this Article Four.

4.D. Redemption at Corporation’s Option.

i. At any time after the date hereof, the Corporation shall have the right, in its sole discretion and from time to time (the “Corporation Class A Preferred Redemption Right”) to redeem all (or any portion of) the Class A Preferred Stock then outstanding for the Class A Preferred Liquidation Preference in cash. The Corporation shall provide prior written notice to each record holder of Class A Preferred Stock of the exercise of the Corporation Class A Preferred Redemption Right not less than five days nor more than 60 days prior to the applicable date of redemption. Such notice shall include (1) the number of Class A Preferred Stock to be redeemed from each such holder of Class A Preferred Stock, (2) the applicable Class A Preferred Liquidation Preference and (3) the applicable date of redemption. No failure to give or defect in such notice or defect in the mailing thereof shall affect the validity of the proceedings for the redemption of any Class A Preferred Stock except as to the holder of Class A Preferred Stock to whom notice was defective or not given. If the Corporation elects to redeem less than all of the Class A Preferred Stock, it shall redeem such units pro rata from all holders thereof.

ii. In the event any applicable redemption date shall not be a business day, then payment of the Liquidation Preference need not be made on such redemption date but may be made on the next succeeding business day with the same force and effect as if made on such applicable redemption date and no interest, additional distributions or other sum shall accrue on the amount payable for the period from and after such redemption date to such next succeeding business day.

iii. To the fullest extent permitted by applicable law, on the applicable date of redemption, (1) the holders of Class A Preferred Stock redeemed pursuant to Article Four4.D.iii of this Article Four (A) shall have no further rights in respect of such Class A Preferred Stock (including without limitation any right to receive any distributions paid after the applicable date of redemption), other than the right to receive the applicable Class A Preferred Liquidation Preference, and (B) shall no longer be Stockholders in respect of such redeemed Class A Preferred Stock and (2) any redeemed Class A Preferred Stock shall no longer be deemed to be outstanding, whether or not any certificates (if any) representing such Class A Preferred Stock shall have been received by the Corporation.

4.E. Voting Rights. The holders of Class A Preferred Stock shall have no voting rights whatsoever on any matter relating to the Corporation, whether under the DGCL, at law, in equity or otherwise, except as required by any non-waivable provision of the law of the State of Delaware or as expressly set forth in this Certificate of Incorporation; provided, that no amendment to the terms of the Class A Preferred Stock may be made without the approval of a majority of the outstanding Class A Preferred Stock, voting as a single class.

Section 5. Class B Preferred Stock.

5.A. Rank. Notwithstanding any provision of this Certificate of Incorporation, including any amendments made hereto after the date hereof, the Class B Preferred Stock shall,

with respect to rights to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank (1) senior to (a) all of the Common Stock; (b) the Class A Preferred Stock, (c) the Class C Preferred Stock, and (d) all Preferred Stock issued in accordance with Section 5.F of this Article Four that is expressly junior to the Class B Preferred Stock (“Class B Preferred Junior Shares”); (2) pari passu with any Preferred Stock issued in accordance with Section 5.F of this Article Four that is expressly pari passu to the Class B Preferred Stock; and (3) junior to all Preferred Stock issued in accordance with Section 5.F of this Article Four that is expressly senior to the Class B Preferred Stock (“Class B Preferred Senior Stock”).

5.B. Distributions.

i. Holders of the outstanding Class B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board in its sole discretion, cumulative preferential distributions at the Applicable Rate on the $1,000.00 liquidation preference of each Class B Preferred Share (the “Class B Preferred Distribution Rate”), compounded quarterly and which shall accrue and be cumulative from the date of issuance and shall be payable when declared by the Board (a “Class B Preferred Distribution Payment Date”). Distributions shall be payable to holders of record as they appear in the transfer books of the Corporation at the close of business on the applicable record date (each, a “Record Date”), which shall be the 15th day of the calendar month in which the applicable Class B Preferred Distribution Payment Date falls or such other date designated by the Board for the payment of distributions. The amount of any distribution payable for any distribution period, or portion thereof, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

ii. Distributions on the Class B Preferred Stock which are unpaid will accumulate and compound quarterly at the Class B Preferred Distribution Rate, whether or not there is sufficient cash for such distributions and whether or not such distributions are declared.

iii. If any Class B Preferred Stock is outstanding, (A) no distributions (other than to holders of Class B Preferred Senior Stock or in the form of Common Stock or Class B Preferred Junior Shares) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon any Common Stock or Class B Preferred Junior Shares unless all accrued distributions of the Class B Preferred Stock shall have been paid in full in cash, and (B) no Common Stock or Class B Preferred Junior Shares shall be redeemed, purchased or otherwise acquired (by merger, operation of law or otherwise) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Shares) by the Corporation unless all accrued distributions of the Class B Preferred Stock shall have been paid in full in cash.

iv. If any Class B Preferred Stock is outstanding, if and for so long as distributions are not paid in full upon the Class B Preferred Stock, all distributions authorized upon the Class B Preferred Stock shall be authorized and paid pro rata so that the amount of distributions authorized and paid per Class B Preferred Share shall in all cases bear to each other the same ratio that accumulated distributions per Class B Preferred Share bear to each other.

v. No distributions on the Class B Preferred Stock shall be authorized by the Board or paid or set apart for payment by the Corporation at such times as any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

vi. Holders of the Class B Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or Shares in excess of full cumulative distributions on the Class B Preferred Stock as described above. Any distribution authorized on the Class B Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to such Class B Preferred Stock which remains payable.

vii. Notwithstanding anything herein to the contrary, so long as the Corporation is in compliance with all of its obligations with respect to the Class B Preferred Stock, the Corporation may at any time make distributions in cash or in-kind of assets, properties or securities to holders of Shares other than Class B Preferred Stock, and the holders of Class B Preferred Stock shall not be entitled to participate in any such distributions.

5.C. Liquidation Preference.

i. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to holders of Common Stock or Class B Preferred Junior Shares, notwithstanding anything in this Certificate of Incorporation to the contrary, including Section 12 of this Article Four, the holders of Class B Preferred Stock then outstanding shall be entitled to receive and be paid out of the assets of the Corporation legally available for distribution to the Stockholders pursuant to this Certificate of Incorporation a liquidation preference in the amount of $1,000.00 per share of Class B Preferred Stock, plus an amount equal to any accumulated and unpaid distributions to but excluding the date of payment (the “Class B Preferred Liquidation Preference”).

ii. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding Class B Preferred Stock, then such assets shall be allocated among the holders of Class B Preferred Stock in proportion to the full liquidating distributions to which they would otherwise respectively be entitled.

iii. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation, shall cease to be Stockholders in respect of such Class B Preferred Stock and the Class B Preferred Stock shall be deemed cancelled.

iv. The consolidation or merger of the Corporation with or into any other partnership, corporation, trust or entity or of any other partnership, corporation, trust or other entity with or into the Corporation or the sale, lease or conveyance of all or substantially all of, the property or business of the Corporation (in each case other than a transaction involving Gores or its affiliates), shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of Section 5.C of this Article Four.

5.D. Redemption at Corporation’s Option.

i. Subject to Section 5.E of this Article Four, at any time after the date hereof, the Corporation shall have the right, in its sole discretion and from time to time (the “Corporation Class B Preferred Redemption Right”) to redeem all (or any portion) of the Class B Preferred Stock then outstanding for the Class B Preferred Liquidation Preference in cash. The Corporation shall provide prior written notice to each record holder of Class B Preferred Stock of the exercise of the Corporation Class B Preferred Redemption Right not less than five days nor more than 60 days prior to the applicable date of redemption. Such notice shall include (1) the number of Class B Preferred Stock to be redeemed from each such holder of Class B Preferred Stock, (2) the applicable Class B Preferred Liquidation Preference, (3) the applicable date of redemption and (4) a statement informing such holder of Class B Preferred Stock that distributions on the Class B Preferred Stock to be redeemed shall cease to accrue on such redemption date. No failure to give or defect in such notice or defect in the mailing thereof shall affect the validity of the proceedings for the redemption of any Class B Preferred Stock except as to the holder of Class B Preferred Stock to whom notice was defective or not given.

ii. In the event any applicable redemption date shall not be a business day, then payment of the Class B Preferred Liquidation Preference need not be made on such redemption date but may be made on the next succeeding business day with the same force and effect as if made on such applicable redemption date and no interest, additional distributions or other sum shall accrue on the amount payable for the period from and after such redemption date to such next succeeding business day.

iii. To the fullest extent permitted by applicable law, on the applicable date of redemption, (1) the holders of Class B Preferred Stock redeemed pursuant to 5.D.iii of this Article Four, (A) shall have no further rights in respect of such Class B Preferred Stock (including without limitation any right to receive any distributions paid after the applicable date of redemption), other than the right to receive the applicable Class B Preferred Liquidation Preference, and (B) shall no longer be Stockholders in respect of such redeemed Class B Preferred Stock and (2) any redeemed Class B Preferred Stock shall no longer be deemed to be outstanding, whether or not any certificates (if any) representing such Class B Preferred Stock shall have been received by the Corporation.

5.E. Mandatory Redemption. Upon an initial public offering of any of the Corporation’s Common Stock, the Corporation shall, if permitted by law, promptly redeem all Class B Preferred Stock at a redemption price per unit equal to the Class B Preferred Liquidation Preference pursuant to the procedures set forth in Section 5.D of this Article Four.

5.F. Voting Rights. The holders of Class B Preferred Stock shall have no voting rights whatsoever on any matter relating to the Corporation, whether under the DGCL, at law, in equity or otherwise, except as required by any non-waivable provision of the law of the State of Delaware or as expressly set forth in Section 5.F of this Article Four. The approval of holders of a majority of the outstanding Class B Preferred Stock shall be required for the Corporation to:

i. Amend the terms of the Class B Preferred Stock (or amend the terms of this Certificate of Incorporation in a manner that would have an adverse affect on the rights and preferences of the Class B Preferred Stock);

ii. Enter into or consummate any transaction or series of related transactions that would result in a Change of Control.

iii. Commence or consent to any liquidation, dissolution or winding up of the Corporation; or

iv. Issue any class of Shares that ranks senior or pari passu to the Class B Preferred Stock with respect to receipt of distributions or upon liquidation.

Section 6. Class C Preferred Stock.

6.A. Rank. The Class C Preferred Stock shall, with respect to rights to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank (i) senior to (a) all of the Common Stock, (b) the Class A Preferred Stock, and (c) all Preferred Stock issued that is expressly junior to the Class C Preferred Stock (“Class C Preferred Junior Shares”); (ii) pari passu to all Preferred Stock that is expressly pari passu with the Class C Preferred Stock; and (iii) junior to (a) the Class B Preferred Stock and (b) all Preferred Stock that is expressly senior to the Class C Preferred Stock.

6.B. Dividends and Distributions. Holders of Class C Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds of the Corporation legally available therefore, for each Class C Preferred Share, participating dividends of the same type as any dividends or other distribution, whether cash, in kind or other property, payable or to be made on outstanding Class A Common Stock equal to the amount of such dividends or other distribution as would be made on the number of Class A Common Stock into which such Class C Preferred Share could be converted immediately prior to the payment of such dividends or other distribution on the Class A Common Stock, as if such Class A Common Stock were outstanding on the applicable record date for such dividend or other distribution.

6.C. Class C Preferred Liquidation Preference.

i. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to holders of Class C Preferred Junior Shares, notwithstanding anything in this Certificate of Incorporation to the contrary, including Section 12 of this Article Four, the holders of Class C Preferred Stock then outstanding shall be entitled to receive and be paid out of the assets of the Corporation legally available for distribution to the Stockholders pursuant to this Certificate of Incorporation a liquidation preference equal to the greater of (a) (1) $1,000 per share of Class C Preferred Stock (the “Class C Preferred Original Purchase Price”) plus (2) all declared but unpaid dividends on such Class C Preferred Stock, in each case as adjusted for any stock dividends, splits, combinations and similar events and (b) an amount equal to the amount the holders would have received upon liquidation, dissolution or winding up of the Corporation had such holders of Class C Preferred Stock converted their Class C Preferred Stock into Class A Common Stock immediately prior to such liquidation, dissolution or winding up (such greater amount, the “Class C Preferred Liquidation Preference”).

ii. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding Class C Preferred Stock, then such assets shall be allocated among the holders of Class C Preferred Stock in proportion to the full liquidating distributions to which they would otherwise respectively be entitled.

iii. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation, shall cease to be Stockholders in respect of such Class C Preferred Stock and the Class C Preferred Stock shall be deemed cancelled.

iv. The consolidation or merger of the Corporation with or into any other partnership, corporation, trust or entity or of any other partnership, corporation, trust or other entity with or into the Corporation or the sale, lease or conveyance of all or substantially all of, the property or business of the Corporation (in each case other than a transaction involving Gores or its affiliates), shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for purposes of Section 6.C of this Article Four.

6.D. Voting Rights. The holders of Class C Preferred Stock are entitled to vote on all matters on which the holders of Class A Common Stock are entitled to vote, and except as otherwise provided herein or by law, the holders of Class C Preferred Stock will vote together with the holders of Class A Common Stock as a single class. Each holder of Class C Preferred Stock is entitled to a number of votes equal to the number of Class A Common Stock into which all of the outstanding Class C Preferred Stock held by such holder of Class C Preferred Stock on the applicable record date are convertible immediately prior to the record date of such vote. The approval of holders of a majority of the outstanding Class C Preferred Stock shall be required for the Corporation to:

i. Amend the terms of the Class C Preferred Stock; or

ii. Issue any class of Shares that rank senior or pari passu to the Class C Preferred Stock with respect to receipt of distributions or upon liquidation.

6.E. Conversion. Each Class C Preferred Share is convertible into Class A Common Stock as provided in Section 6.E of this Article Four.

i. Optional Conversion; Liquidity Events. Subject to the terms hereof, each holder of Class C Preferred Stock is entitled to convert, at any time and from time to time at the option and election of such holder of Class C Preferred Stock, any or all outstanding Class C Preferred Stock held by such holder of Class C Preferred Stock into a number of duly authorized and validly issued Class A Common Stock equal to the amount (the “Class C Preferred Stock Conversion Amount”) determined by dividing (a) the Class C Preferred Original Purchase Price by (b) the Class C Preferred Stock Conversion Price in effect at the time of conversion. The “Class C Preferred Stock Conversion Price” initially means $29.15, as adjusted from time to time as provided in Section 6.E.iv of this Article Four.

ii. Fractional Shares. No fractional shares of Class A Common Stock will be issued upon conversion of the Class C Preferred Stock. In lieu of fractional shares, the Corporation shall, at its option, (a) pay cash equal to such fractional amount multiplied by the fair market value per Class A Common Share as of the Class C Preferred Stock Conversion Date, as determined in good faith by the Board, or (b) issue the nearest whole number of shares of Class A Common Stock, rounding up, issuable upon conversion of the Class C Preferred Stock. If more than one share of Class C Preferred Stock is being converted at one time by the same holder of Class C Preferred Stock, then the number of full shares of Class A Common Stock issuable upon conversion will be calculated on the basis of the aggregate number of shares of Class C Preferred Stock converted by such holder of Class C Preferred Stock at such time.

iii. Mechanics of Conversion.

a) In order to convert Class C Preferred Stock into Class A Common Stock pursuant to Section 6.E.i of this Article Four, the holder of Class C Preferred Stock must surrender the certificate(s) representing such shares of Class C Preferred Stock at the office of the Corporation’s transfer agent (or at the principal office of the Corporation, if the Corporation serves as its own transfer agent), together with written notice that such holder of Class C Preferred Stock elects to convert all or such lesser number of shares represented by such certificates as specified therein. Any certificate(s) of shares of Class C Preferred Stock surrendered for conversion must be duly endorsed for transfer or accompanied by a written instrument of transfer, in a form reasonably satisfactory to the Corporation, duly executed by the registered holder of Class C Preferred

Stock or his, her or its attorney-in-fact duly authorized in writing. The date of receipt of such certificates, together with such notice, by the transfer agent or the Corporation will be the date of conversion (the “Class C Preferred Stock Conversion Date”). As soon as practicable after the Class C Preferred Stock Conversion Date, the Corporation shall promptly issue and deliver to such holder of Class C Preferred Stock a certificate for the number of shares of Class A Common Stock to which such holder of Class C Preferred Stock is entitled, together with payment in cash, if any, for fractional shares (by means of a wire transfer to such holder’s bank account or delivery of a certified bank check to such holder of Class C Preferred Stock). Such conversion will be deemed to have been made on the Class C Preferred Stock Conversion Date, and the Person entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Common Stock on such Class C Preferred Stock Conversion Date. In the event that fewer than all the shares represented by any such surrendered certificate(s) are to be converted, a new certificate or certificates shall be issued representing the unconverted shares of Class C Preferred Stock without cost to the holder thereof, except as set forth in the following sentence. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock upon conversion or due upon the issuance of a new certificate for any shares of Class C Preferred Stock not converted in the name of the converting holder of Class C Preferred Stock, except that the Corporation shall not be obligated to pay any such tax due because shares of Class A Common Stock or certificates for shares of Class C Preferred Stock are issued in a name other than the name of the converting holder of shares of Class C Preferred Stock and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the reasonable satisfaction of the Corporation that such tax has been or will be paid.

b) The Corporation shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued Class A Common Stock for the purpose of effecting the conversion of the Class C Preferred Stock, the full number of Class A Common Stock deliverable upon the conversion of all outstanding Class C Preferred Stock, and the Corporation shall take all actions to amend any instruments relating thereto to increase the authorized amount of Class A Common Stock if necessary therefor.

c) From and after the Class C Preferred Stock Conversion Date, dividends on the shares of Class C Preferred Stock to be converted on such Class C Preferred Stock Conversion Date will cease to be payable; said shares will no longer be deemed to be outstanding; and all rights of the holder thereof as a holder of Class C Preferred Stock (except the right to receive from the Corporation the Class A Common Stock upon conversion) shall cease and terminate with respect to said shares; provided, that in the event that a share of Class C Preferred Stock is not converted due to a default by the Corporation or because the Corporation is otherwise unable to issue the requisite Class A Common Stock, such shares of Class C Preferred Stock will remain outstanding and will be entitled to all of the rights thereof as provided herein. Any shares of Class C Preferred Stock that have been converted will, after such conversion, be deemed cancelled and retired and have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

d) If the conversion is in connection with any sale thereof, the conversion may, at the option of any holder of Class C Preferred Stock tendering shares of Class C Preferred Stock to the Corporation for conversion, be conditioned upon the closing of the sale of such shares of Class C Preferred Stock with the purchaser in such sale, in which event such conversion of such shares of Class C Preferred Stock shall not be deemed to have occurred until immediately prior to the closing of such sale; and the Corporation shall be provided with reasonable evidence of such closing prior to effecting such conversion.

iv. Adjustments to Class C Preferred Stock Conversion Price.

a) Special Definitions. For purposes of Section 6.E.iv of this Article Four, the following definitions apply:

1. “Associate” has the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

2. “Additional Common Stock” means any Common Stock issued or, as provided in clause II below, deemed to be issued by the Corporation after the Class C Preferred Stock Original Issuance Date; provided, that notwithstanding anything to the contrary contained herein, Additional Common Stock will not include any of the following:

I. Common Stock issued or issuable as a dividend or other distribution on Class C Preferred Stock or Common Stock;

II. Common Stock issued or issuable upon conversion of Class C Preferred Stock; and

III. Common Stock issued or issuable upon the exercise of Options issued to employees, officers or directors of, or consultants or advisors to, the Corporation or its Subsidiaries prior to November 16, 2011 pursuant to the Corporation’s benefit plans or arrangements approved by the Board.

3. “Convertible Securities” means any debt or other evidences of indebtedness, capital stock or other securities directly or indirectly convertible into or exercisable or exchangeable for Additional Common Stock.

4. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

5. “Fair Market Value” means the current fair market value of such stock or security, as determined in good faith by the Board.

6. “Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

7. “Measurement Date” means the date of issuance of Additional Common Stock.

8. “Options” means any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire Additional Common Stock or Convertible Securities.

9. “Class C Preferred Stock Original Issuance Date” means the date on which the first share of Class C Preferred Stock was issued.

b) Deemed Issuances of Additional Common Stock. The maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of Options or Convertible Securities will be deemed to be Additional Common Stock issued as of the time of the issuance of such Options or Convertible Securities; provided, however, that:

1. No adjustment in the Class C Preferred Stock Conversion Price will be made upon the subsequent issue of Common Stock upon the exercise, conversion or exchange of such Options or Convertible Securities;

2. To the extent that Common Stock is not issued pursuant to any Option or Convertible Security upon the expiration or termination of an unexercised, unconverted or unexchanged Option or Convertible Security, the Class C Preferred Stock Conversion Price will be readjusted to the Class C Preferred Stock Conversion Price that would have been in effect had such Option or Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

3. In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security or a repricing of the exercise or conversion price thereof, but not a change resulting from the anti-dilution provisions thereof, the Class C Preferred Stock Conversion Price then in effect will be readjusted to the Class C Preferred Stock Conversion Price that would have been in effect as if, on the date of issuance, such Option or Convertible Security were exercisable, convertible or exchangeable for such changed number of shares of Common Stock.

c) Determination of Consideration. The fair market value of the consideration received by the Corporation for the issue of any Additional Common Stock will be computed as follows:

1. Cash and Property. Aggregate consideration consisting of cash and other property will:

I. (insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

II. (insofar as it consists of property other than cash, be computed at the fair market value thereof on the Measurement Date, as determined in good faith by the Board; and

III. (insofar as it consists of both cash and other property, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board.

2. Options and Convertible Securities. The aggregate consideration per share received by the Corporation for Options and Convertible Securities will be determined by dividing:

I. the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the full and complete exercise, conversion or exchange of such Options or Convertible Securities, by

II. the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the full and complete exercise, conversion or exchange of such Options or Convertible Securities.

d) Stock Splits and Combinations. If the outstanding shares of Common Stock are split into a greater number of shares, the Class C Preferred Stock Conversion Price then in effect immediately before such split will be proportionately decreased. If the outstanding shares of Common Stock are combined into a smaller number of shares, the Class C Preferred Stock Conversion Price then in effect immediately before such combination will be proportionately increased. These adjustments will be effective at the close of business on the date the split or combination becomes effective.

e) Issuances for Less Than Fair Market Value. In case the Corporation shall at any time after the Class C Preferred Stock Original Issuance Date issue or sell any Additional Common Stock without consideration or for a consideration per share less than the Fair Market Value (but greater than the Class C Preferred Stock Conversion Price) on the Measurement Date (or, in the case of convertible or exchangeable or exercisable securities, less than the Fair Market Value (but greater than the Class C Preferred Stock Conversion Price) as of the Measurement Date) then, and in each such case, the Class C Preferred Stock Conversion Price shall be determined by multiplying the Class C Preferred Stock Conversion Price in effect on the day immediately prior to the Measurement Date by a fraction:

1. the numerator of which will be the sum of (x) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Measurement Date and (y) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Common Stock so issued would purchase at the Fair Market Value in effect immediately prior to the Measurement Date, and

2. the denominator of which will be the sum of (x) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Measurement Date and (y) the number of such shares of Additional Common Stock issuable or so issued.

f) Issuances of Additional Common Stock. If the Corporation issues or is deemed to issue Additional Common Stock to any Person without consideration or for a consideration per share less than the Class C Preferred Stock Conversion Price per share of Common Stock on the Measurement Date, then the Class C Preferred Stock Conversion Price will be reduced, effective at the close of business on the Measurement Date, to a price (calculated to the nearest cent) determined by multiplying such Class C Preferred Stock Conversion Price by a fraction:

1. the numerator of which will be the sum of (x) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Measurement Date and (y) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Common Stock so issued would purchase at the Class C Preferred Stock Conversion Price in effect immediately prior to the Measurement Date, and

2. the denominator of which will be the sum of (x) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Measurement Date and (y) the number of such shares of Additional Common Stock issuable or so issued.

g) Minimum Adjustment. Notwithstanding the foregoing, the Class C Preferred Stock Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

h) Rules of Calculation; Treasury Stock. All calculations will be made to the nearest one-tenth of a cent or to the nearest one-hundredth of a share, as the case may be. The number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock on the Measurement Date, not including shares held in the treasury of the Corporation. The Corporation shall not pay any dividend on or make any distribution to Common Stock held in treasury.

i) Waiver. Notwithstanding the foregoing, the Class C Preferred Stock Conversion Price will not be reduced if the Corporation receives, within ten (10) days following the Measurement Date, written notice from the holders of Class C Preferred Stock representing at least a majority of the then outstanding Class C Preferred Stock, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Additional Common Stock. This waiver will be limited in scope and will not be valid for any issuance of Additional Common Stock not specifically provided for in such notice.

v. Effect of Reclassification, Merger or Sale. If any of the following events occur, namely (x) any reclassification of or any other change to the outstanding Common Stock (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock split or combination to which Section 6.E.iv of this Article Four applies), (y) any merger, consolidation or other combination of the Corporation with another Person as a result of which all holders of Common Stock become entitled to receive capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) with respect to or in exchange for such Common Stock, or (z) any sale, conveyance or other transfer of all or substantially all of the assets of the Corporation to any other Person as a result of which all holders of Common Stock become entitled to receive capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) with respect to or in exchange for such Common Stock, then shares of Class C Preferred Stock will be convertible into the kind and amount of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) receivable upon such reclassification, change, merger, consolidation, combination, sale, conveyance or transfer by a holder of a number of shares of Common Stock issuable upon conversion of such shares of Class C Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such shares of Class C Preferred Stock) immediately prior to such reclassification, change, merger, consolidation, combination, sale, conveyance or transfer; provided, that:

a) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) receivable upon such reclassification, change, merger, consolidation, combination, sale, conveyance or transfer, then the kind and amount of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) receivable in respect of each share of Common Stock which would have otherwise been issuable upon conversion of the Class C Preferred Stock immediately prior to such reclassification, change, merger, consolidation, combination, sale, conveyance or transfer will be the kind and amount so receivable per share by a plurality of the holders of Common Stock; or

b) if a tender offer (which includes any exchange offer) is made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender offer, the maker thereof, together with members of any Group of which such maker is a part, and together with any Affiliate or Associate of such maker and any members of any such Group of which any such Affiliate or Associate is a part, own beneficially more than 50% of the outstanding Common Stock, each holder of shares of Class C Preferred Stock will thereafter be entitled to receive, upon conversion of such shares, the kind and amount of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) to which such holder of Class C Preferred Stock would actually have been entitled as a holder of shares of Common Stock if such holder of shares of Class C Preferred Stock had converted such holder’s shares of Class C Preferred Stock immediately prior to the expiration of such tender offer, accepted such tender offer and all of the Common Stock held by such holder had been purchased pursuant to such tender offer, subject to adjustments (from and after the consummation of such tender offer) as nearly equivalent as possible to the adjustments provided for in Section 6.E.iv of this Article Four.

This Section 6.E.v of Article Four will similarly apply to successive reclassifications, changes, mergers, consolidations, combinations, sales, conveyances and transfers. If Section 6.E.v of this Article Four applies to any event or occurrence, Section 6.E.iv of this Article Four will not apply.

vi. Notice of Record Date. In the event of:

a) any stock split or combination of the outstanding Common Stock;

b) any declaration or making of a dividend or other distribution to holders of Common Stock in Additional Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);

c) any reclassification, change, merger, consolidation, combination, sale, conveyance or transfer to which Section 6.E.v of this Article Four applies; or

d) the dissolution, liquidation or winding up of the Corporation;

then the Corporation shall file with its corporate records and mail to the holders of Class C Preferred Stock at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (1) below or at least twenty (20) days prior to the date specified in (2) below, a notice stating:

1. the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or

2. the date on which such reclassification, change, merger, consolidation, combination, sale, conveyance, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record will be entitled to exchange their Common Stock for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, merger, consolidation, combination, sale, conveyance, transfer, liquidation, dissolution or winding up.

Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (d) of Section 6.E.vi of this Article Four.

vii. Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Class C Preferred Stock Conversion Price pursuant to this Section 6.E of this Article Four, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the reasonable written request of any holder of Class C Preferred Stock, furnish to such holder of Class C Preferred Stock a similar certificate setting forth (x) such adjustments and readjustments, (y) the Class C Preferred Stock Conversion Price then in effect, and (z) the number of shares of Common Stock and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of Class C

Preferred Stock. Despite such adjustment or readjustment, the form of each or all certificates representing the shares of Class C Preferred Stock, if the same shall reflect the initial or any subsequent Class C Preferred Stock Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of Section 6 of this Article Four, which shall control.

viii. No Impairment. Except pursuant to the prior vote or written consent of the holders of Class C Preferred Stock representing at least a majority of the then outstanding shares of Class C Preferred Stock, voting together as a separate class, the Corporation shall not, whether by any amendment of its Certificate of Incorporation, by any reclassification or other change to its capital stock, by any merger, consolidation or other combination involving the Corporation, by any sale, conveyance or other transfer of any of its assets, by the liquidation, dissolution or winding up of the Corporation or by any other way, impair or restrict its ability to convert Class C Preferred Stock and issue Common Stock therefor. Except pursuant to the prior vote or written consent of the holders of Class C Preferred Stock representing at least a majority of the then outstanding Class C Preferred Stock, voting together as a separate class, the Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation. The Corporation shall at all times in good faith take all such action as appropriate pursuant to, and assist in the carrying out of all the provisions of, this Section 6.E of this Article Four.

6.F. Calculations. For the purposes of calculating for a holder of Class C Preferred Stock such holder’s pro rata share under Section 3 of this Article Four (Preemptive Rights), Section 10 of this Article Four (Tag-Along Rights), and Section 11 of this Article Four (Drag Along Rights) and calculating the percentage of Class A Common Stock owned on the date of this Certificate of Incorporation under Section 9.A of this Article Four (Transfers), the Class C Preferred Stock shall be treated on an as-converted basis based upon the Class C Preferred Stock Conversion Price then in effect at the time of such calculation.

Section 7. Voting.

Except as may otherwise be required by law and except as set forth in Sections Section 4, 5, and 6 of this Article Four, voting power with respect to all matters requiring Stockholder action shall be vested exclusively in the Voting Stockholders. Each Voting Stockholder shall be entitled to vote its Voting Stockholder Interests on all matters on which such Voting Stockholders are entitled to vote.

Section 8. Dividends and Distributions.

8.A. Holders of Shares shall be entitled to receive such dividends and other distributions, including in connection with the liquidation, dissolution or winding up of the Corporation, as maybe authorized and declared by the Board upon the Shares at the times and in the aggregate amounts determined by the Board, out of any assets or funds of the Corporation legally available therefor. Subject to the provisions of Section 4, 5, and 6 of this Article Four with respect to distributions upon liquidation, as, if and when the Board determines in its sole discretion to make a distribution to the Stockholders, distributions shall be made among the Stockholders as follows:

8.B. First, each holder of Shares that is entitled to any preference in distribution (including, without limitation, the preferences in distribution set forth in Section 4 of this Article Four with respect to Class A Preferred Stock, Section 5 of this Article Four with respect to Class B Preferred Stock, and Section 6 of this Article Four with respect to Class C Preferred Stocks) shall be entitled to a distribution in accordance with the rights of any such class of stock (and, within such class, pro rata in proportion to the applicable Shares on the applicable record date); and

8.C. Second, with respect to the Common Stock, pro rata based on the number of shares outstanding of each such class of the Common Stock, share and share alike.

8.D. The Board may withhold from any distributions to be made to the Stockholders such amounts as are required to be withheld by the Corporation for taxes. Any such taxes withheld shall be deemed to be a distribution to the Stockholders or to particular Stockholders, reducing the amount otherwise distributable to the Stockholders or such particular Stockholders pursuant to this Article Four. Notwithstanding any provision to the contrary contained in this Certificate of Incorporation, the Corporation shall not be required to make a distribution to a Stockholder on account of its Shares if such distribution would violate the DGCL.

8.E. Subject to applicable law, the Corporation shall be entitled to pay dividends and distributions out of any source of funds legally available therefor, including, without limitation, the proceeds of the issuance by the Corporation of Shares and/or indebtedness. Subject to any restrictions or limitations as may be set forth in this Certificate of Incorporation, the Board may from time to time authorize and declare and pay dividends or distributions in cash, property or other assets of the Corporation or in securities of the Corporation or from any other source as the Board, in its discretion, shall determine.

Section 9. Shares and Transfers of Shares

9.A. Transfers. Subject to Sections 9B, 10, 11 of this Article Four and the Registrations Rights Agreement, prior to an IPO, no Stockholder or Assignee (other than Gores, subject to the provisions of this Article Four) may Transfer all or any portion of its Shares (or beneficial interest therein) to any Person, except to an Affiliate of such Stockholder or Assignee without the prior written consent of the Board, which consent may be given or withheld in the Board’s sole and absolute discretion.

9.B. Restrictions. Notwithstanding any contrary provision in this Certificate of Incorporation, any otherwise permitted Transfer shall be null and void if: (a) such Transfer requires the registration of such transferred Shares pursuant to any applicable federal or state securities laws; (b) such Transfer subjects the Corporation to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (c) such Transfer results in a violation of applicable laws to which the Corporation is subject or could have liability; (d) such Transfer is made to any

Person who lacks the legal right, power or capacity to own such Shares; (e) such Transfer would cause the assets of the Corporation to constitute Plan Assets, or (f) the Corporation does not receive written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Certificate of Incorporation as an Assignee) that are in a form reasonably satisfactory to the Board.

Section 10. Tag-Along Rights.

10.A. Subject to Section 11 of this Article Four, if Gores, or any of its respective Affiliates (collectively, the “Selling Group”), at any time or from time to time, enters into an agreement (whether oral or written) to sell, directly or indirectly (a “Tag-Along Sale”), any of their Common Stock or any interest therein other than to an Affiliate or in connection with an IPO, then each other Stockholder shall have the right, but not the obligation, to participate in such Tag-Along Sale (and, if necessary, to displace the Selling Group to the extent of such participation) by selling up to its pro rata shares of Common Stock (the “Stockholder’s Allotment”) equal to the product of (i) the total number of shares of Common Stock proposed to be sold by the Selling Group in the Tag-Along Sale multiplied by (ii) the quotient of (A) the number of shares of Common Stock owned by Stockholders other than the Selling Group, divided by (B) the total number of shares of Common Stock of all Stockholders prior to such sale.

Any such sale by any Stockholder shall be on the same terms and conditions as the proposed Tag-Along Sale by the Selling Group; provided, however, that all selling Stockholders shall share pro rata, based upon the percentage of Common Stock being sold by each (i) in any indemnity liabilities to the proposed purchaser in the Tag-Along Sale (other than representations as to unencumbered ownership of and ability to transfer the Shares being sold of any other seller in the Tag-Along Sale, which shall be the sole responsibility of such other seller), provided that no Stockholder shall have liability in excess of the proceeds received by such Stockholder in the Tag-Along Sale, and (ii) in any escrow or holdback for the purpose of satisfying any such indemnity liabilities.

10.B. The Selling Group members participating in a Tag-Along Sale or a representative of the Selling Group (the “Selling Group Representative,” which shall be Gores until the other Stockholders are notified by Gores, the Corporation or a successor representative, of the name and address of a successor representative) shall promptly provide each Stockholder with written notice (the “Tag-Along Sale Notice”) not less than thirty (30) days prior to the proposed date of the Tag-Along Sale (the “Tag-Along Sale Date”). In order to facilitate the prompt delivery of the Tag-Along Sale Notices, the Corporation hereby covenants to provide the Selling Group members participating in a Tag-Along Sale or the Selling Group Representative, as the case may be, access to stock record books of the Corporation. Each Tag-Along Sale Notice shall set forth: (i) the name and address of each proposed purchaser of Common Stock in the Tag-Along Sale; (ii) the name of each Selling Group member participating in the Tag-Along Sale and the number of shares of Common Stock proposed to be sold by each such Selling Group member; (iii) the proposed amount and form of consideration to be paid for such Common Stock and the terms and conditions of payment offered by each proposed purchaser; (iv) the aggregate number of shares of Common Stock held of record as of the close of business on the date preceding the date of the Tag-Along Sale Notice (the “Tag-Along Notice Date”) by the

Stockholder to whom the notice is sent; (v) the aggregate number of shares of Common Stock held of record as of the Tag-Along Notice Date by the Selling Group; (vi) the maximum number of units that the Stockholder to whom the notice is sent is entitled to include in the Tag-Along Sale assuming each Stockholder elected to participate in the Tag-Along Sale and elected to sell all of the Common Stock eligible to be sold by such Stockholder; (vii) confirmation that the proposed purchaser has been informed of the tag-along rights provided for herein and has agreed to purchase Common Stock in accordance with the terms hereof; (viii) the Tag-Along Sale Date; and (ix) confirmation that, with respect to the Shares to be received by the proposed purchaser, the proposed purchaser agrees in writing to be bound by, and covenants that each purchaser of all such Shares shall be bound by, the provisions of this Certificate of Incorporation as if it were a member of the Selling Group and an original party to this Certificate of Incorporation.

10.C. Each Stockholder who wishes to participate in the Tag-Along Sale shall provide written notice (or oral notice confirmed in writing) (the “Tag-Along Participation Notice”) to the Selling Group Representative, no less than fifteen (15) days prior to the Tag-Along Sale Date. The Tag-Along Participation Notice shall set forth the percentage of Shares, if any, that such Stockholder desires to include in the Tag-Along Sale (which shall not exceed such Stockholder’s Allotment). The Tag-Along Participation Notice shall also specify the aggregate number of additional Shares owned of record as of the date of the Tag-Along Participation Notice by such Stockholder, if any, which such Stockholder desires also to include in the Tag-Along Sale (“Overallotment Interests”) in the event there is an aggregate undersubscription for the entire Stockholders’ Allotments. In the event there is an aggregate undersubscription by the Stockholders for the entire Stockholders’ Allotments, the Selling Group member(s) participating in the Tag-Along Sale shall apportion the unsubscribed Shares to Stockholders whose Tag-Along Notices specified an amount of Overallotment Interests, which apportionment shall be on a pro rata basis among such Stockholders in accordance with the percentage of Overallotment Interests specified by all such Stockholders in their Tag-Along Participation Notices.

10.D. The participating members of the Selling Group shall determine the aggregate percentage of Shares to be sold by each participating Stockholder in any given Tag-Along Sale in accordance with the terms hereof, and the Tag-Along Participation Notices given by the Stockholders shall constitute their binding respective agreements to sell such Shares on the terms and conditions applicable to such sale (including the requirements of this Section 10.D of this Article Four).

10.E. If a Tag-Along Participation Notice from a Stockholder is not received by the Selling Group Representative within the 15-day period specified above, then the Selling Group members shall have the right to sell the percentage of Shares specified in the Tag-Along Sale Notice to the proposed purchaser without any participation by such Stockholder, but only on the terms and conditions stated in such Tag-Along Sale Notice and only if such sale occurs on a date within ninety (90) days of the Tag-Along Sale Date.

10.F. The provisions of Section 10 of this Article Four shall apply regardless of the form of consideration received in the Tag-Along Sale.

Section 11. Drag Along Rights.

11.A. In the event the Selling Group determines to accept an offer from any Person (other than a member of the Selling Group or any Affiliate thereof) (the “Proposed Purchaser”) to acquire a majority of the outstanding Common Stock of the Corporation, then, subject to Section 11.B of this Article Four, at the option of the Selling Group, each of the other Stockholders (collectively with their Affiliates, the “Drag-Along Stockholders”) shall sell, and shall cause any Affiliate of it to sell, pursuant to such offer (the “Drag-Along Sale”) its pro rata shares of Common Stock equal to the product of (i) the total number of Shares owned by such Stockholder multiplied by (ii) the percentage of the Common Stock owned by the Selling Group being sold in such transaction; provided, that any such transfer by a Drag-Along Stockholder does not violate applicable law. The foregoing rights of the Selling Group are referred to herein as the “Drag-Along Rights.” All Drag-Along Stockholders (i) shall receive the same consideration per share of Common Stock as the Selling Group, shall be subject to the same terms and conditions of sale as the Selling Group and shall otherwise be treated the same as the Selling Group or, where appropriate, pro rata based upon the percentage of Shares held by each Stockholder, and (ii) shall execute such documents and take such actions as may be reasonably required by the Selling Group Representative.

11.B. Any such sale by any Stockholder shall be on the same terms and conditions as the proposed Drag-Along Sale by the Selling Group and subject to the participation of all other Stockholders; provided, however, that all Drag-Along Stockholders shall share, based upon the percentage of Shares being sold by each, (i) in any indemnity obligations to the Proposed Purchaser in the Drag-Along Sale (other than representations as to unencumbered ownership of, and ability to transfer, the Shares being sold by any other seller in the Drag-Along Sale, which shall be the sole responsibility of such other seller) and (ii) in any escrow or holdback for the purpose of satisfying any such indemnity obligations; provided that each Drag-Along Stockholder’s sharing obligation hereunder with respect to such indemnity or other liabilities shall be several and limited to the Shares being sold by such Drag-Along Stockholder and the proceeds thereof, including, without limitation, the cash and non-cash consideration received by such Drag-Along Stockholder with respect to such Shares. In no circumstance whatsoever hereunder shall any other recourse be had to such Drag-Along Stockholder, whether by levy or execution, or under any law, or by the enforcement of any assessment or penalty or otherwise, it being understood that the sole recourse for enforcing such Drag-Along Stockholder’s obligation hereunder shall be to such Shares being sold thereby and the proceeds thereof.

11.C. The Selling Group members participating in a Drag-Along Sale or the Selling Group Representative shall promptly provide each Stockholder with written notice (the “Drag-Along Sale Notice”) not less than thirty (30) days prior to the date of the Drag-Along Sale (the “Drag-Along Sale Date”). Each Drag-Along Sale Notice shall set forth: (i) the name and address of the Proposed Purchaser of Shares in the Drag-Along Sale; (ii) the proposed amount and form of consideration to be paid for such Shares and the terms and conditions of payment offered by the Proposed Purchaser; (iii) confirmation that the Proposed Purchaser has been informed of the Drag-Along Rights provided for herein and has agreed to purchase Shares in accordance with the terms hereof; (iv) that all the Drag-Along Stockholders shall be obligated to sell their Shares upon terms and conditions (subject to applicable law) no less favorable to the Drag-Along Stockholders than those the Selling Group is able to obtain for its Shares; (v) in the case of a transfer, whether through a stock sale, a merger, a recapitalization, a consolidation transaction, a transaction involving the transfer of a majority of the assets of the Corporation or otherwise, of such Shares or of such assets in a transaction requiring the vote of or tenders by the Drag-Along Stockholders, that all the Drag-Along Stockholders shall be obligated to vote in favor of such transaction and tender their Shares for the transaction consideration; and (vi) the Drag-Along Sale Date.

11.D. The provisions of Section 11.D of this Article Four shall apply regardless of the form of consideration to be received in the Drag-Along Sale, and if any non-cash consideration is proposed in the Drag-Along Sale to each member of the Selling Group, then each Drag-Along Stockholder shall accept its pro rata share of such non-cash consideration for the Shares based upon its proportional ownership of Shares.

11.E. Each Drag-Along Stockholder affirms that its agreement to vote for the approval of the transaction with respect to the transfer of Shares or assets to the Proposed Purchaser under Section 11 of this Article Four (to the extent any such vote is required by applicable law) is given as a condition of this Certificate of Incorporation and as such is coupled with an interest and is irrevocable. This voting agreement shall remain in full force and effect throughout the time that Section 11 of this Article Four is in effect.

11.F. Not later than fifteen (15) days following the date of receipt of the Drag-Along Notice, each of the Drag-Along Stockholders shall deliver to the Selling Group Representative a duly executed assignment agreement for the Shares held by such Drag-Along Stockholder to be transferred. If any Drag-Along Stockholder fails to deliver such assignment agreement to the Selling Group Representative, the Corporation shall cause the books and records of the Corporation to show that the Shares of such Drag-Along Stockholder are bound by the provisions of Section 11 of this Article Four and are transferable only to the Proposed Purchaser or an Affiliate of such Proposed Purchaser upon surrender for transfer by the holder thereof.

Section 12. Liquidation

12.A. Upon dissolution of the Corporation, the Board shall act as the “Liquidator” of the Corporation. The Liquidator shall liquidate the assets of the Corporation, and shall apply and distribute the proceeds thereof as follows:

i. First, to the payment of expenses of the winding-up, liquidation and dissolution of the Corporation.

ii. Second, to the payment of the obligations of the Corporation.

iii. Third, to the setting up of any reserves for contingencies which the Liquidator may consider necessary.

iv. Thereafter, to the Shareholders in accordance with Section 8 of this Article Four.

12.B. Notwithstanding Section 12.A.i of this Article Four, in the event that the Liquidator determines that an immediate sale of all or any portion of the Corporation assets would cause undue loss to the Stockholders, the Liquidator, in order to avoid such loss to the extent not then prohibited by the DGCL, may either defer liquidation of and withhold from distribution for a reasonable time any Corporation assets except those necessary to satisfy the Corporation’s debts and obligations, or distribute the Corporation assets to the Stockholders in kind.

Section 13. Effect of an IPO. Sections 3, 8, 9.A, 9.B, 10 and 11 of this Article Four shall cease to be effective and no Stockholder shall have any rights thereunder following the consummation of an IPO.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Sunny E. Lee	c/o Kirkland & Ellis LLP 333 S. Hope Street, 29th Floor Los Angeles, CA 90071

ARTICLE SIX

The Corporation shall have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or as set forth in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE NINE

All non-public information received from or otherwise relating to the Corporation shall be confidential, and shall not be disclosed or otherwise released by any Stockholder to any other Person (other than another Stockholder), without the written consent of the Board. The foregoing shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required to be included in the financial statements of such Person or its Affiliates or as otherwise required by applicable law or the rules of a stock exchange, provided that, prior to disclosing such confidential information, such Person shall notify the Corporation thereof, which notice shall include the basis upon which such Person believes the information is required to be disclosed.

ARTICLE TEN

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE ELEVEN

The provisions of this Certificate of Incorporation shall apply to the full extent set forth herein with respect to any and all Shares of the Corporation or any successor or assign of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares, by combination, recapitalization, reclassification, merger, consolidation, conversion or otherwise and the term “Shares” shall include all such other securities. In the event of any change in the capitalization of the Corporation, as a result of any equity split, equity dividend or equity combination or otherwise, the provisions of this Certificate of Incorporation shall be appropriately adjusted.

ARTICLE TWELVE

Except to the extent that the DGCL, as the same exists or may hereafter be amended, prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. Any amendment or repeal of this Article Twelve shall not adversely affect any right or protection of a director of the Corporation under the DGCL existing at the time of such repeal or modification, and shall not apply to or have any effect on the liability or alleged liability of any director with respect to any acts or omissions of such directors occurring prior to such amendment or repeal.

ARTICLE THIRTEEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon Stockholders herein are granted subject to this reservation.

ARTICLE FOURTEEN

The Corporation hereby renounces, to the fullest extent permitted by the laws of the State of Delaware, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to one or more of its directors or stockholders (other than such directors or stockholders that are employees of the Corporation or any of its Subsidiaries). No amendment or repeal of this Article Fourteen shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in accordance with to the General Corporation Law of the State of Delaware, do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of May, 2013.

/s/ Sunny E. Lee
Sunny E. Lee
Sole Incorporator

Exhibit B

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE LIMITED LIABILITY COMPANY UNDER THE NAME OF “SATURN ACQUISITION HOLDINGS, LLC” TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM “SATURN ACQUISITION HOLDINGS, LLC” TO “STOCK BUILDING SUPPLY HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF MAY, A.D. 2013, AT 6:56 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4677488 8100V		AUTHENTICATION: 0404747
130520595		DATE: 05-03-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 07:05 PM 05/02/2013 FILED 06:56 PM 05/02/2013 SRV 130520595 – 4677488 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

1.)	The jurisdiction where the Limited Liability Company first formed is

Delaware	.

2.)	The jurisdiction immediately prior to filing this Certificate is	Delaware	.

3.)	The date the Limited Liability Company first formed is	April 16, 2009	.

4.)	The name of the Limited Liability Company immediately prior to filing this Certificate is

Saturn Acquisition Holdings, LLC	.

5.)	The name of the Corporation as set forth in the Certificate of Incorporation is

Stock Building Supply Holdings, Inc.	.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 2ND day of MAY, A.D. 2013        .

By:	/s/ Bryan J. Yeazel

Name:	BRYAN J. YEAZEL
Print or Type

Title:	EXECUTIVE VICE PRESIDENT
Print or Type

Exhibit C

BYLAWS

OF

STOCK BUILDING SUPPLY HOLDINGS, INC.

A Delaware corporation

(Adopted as of May 2, 2013)

ARTICLE I

OFFICES

Section 1 Registered Office and Agent. The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of the corporation’s registered agent at such address is Corporation Services Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2 Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

DEFINITIONS

Capitalized words and phrases used and not otherwise defined elsewhere in these bylaws shall have the following meanings:

“Affiliate” means, with reference to a specified Person: (a) a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person, (b) any Person that is an executive officer, general partner, managing member or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an executive officer, general partner, managing member or trustee, or serves in a similar capacity, or (c) any member of the Immediate Family of the specified Person.

“Class A Common Stock” means the Class A Voting Common Stock of the corporation, $0.01 par value per share.

“Class B Common Stock” means the Class B Non-Voting Common Stock of the corporation, $0.01 par value per share.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Class B Preferred Stock” means the Class B Senior Preferred Stock of the corporation, $0.01 par value per share.

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“Class C Preferred Stock” means the Class C Convertible Preferred Stock of the corporation, $0.01 par value per share.

“Exempt Affiliate Transactions” shall mean (a) any purchase of shares of any class of capital stock of the corporation by Gores or its Affiliates, so long as the right to purchase a pro rata share of such shares is given pursuant to Section 3 of Article Four of the Certificate of Incorporation, (b) entering into or making any payments pursuant to a management services agreement with Gores or its Affiliates to provide management services to the corporation so long as the fees payable thereunder do not exceed $1 million per fiscal year, (c) entering into or making any payments pursuant to a professional services agreement with Glendon Partners, Inc. to provide professional services to the corporation, so long as the fees payable thereunder do not exceed in each fiscal year the amounts set forth opposite such year in Schedule I hereto, (d) payment to Gores or its Affiliates of customary transaction fees (not to exceed market rates) and payment to Glendon Partners, Inc. of fees based upon their customary billing rates, in each case, in connection with any acquisition or divestiture (other than pursuant to the Purchase Agreement), (e) issuances of Class B Common Stock to Glendon Saturn Holdings, LLC (whose members consist solely of officers and employees of Glendon Partners, Inc.) and its Affiliates not to exceed 2.5% of the aggregate outstanding Common Stock, (f) redemption of Class B Preferred Stock in accordance with its terms, and (i) loans to Glendon Partners, Inc. and employees of the corporation to pay income taxes associated with employees or officers of Glendon Partners, Inc. and employees of the corporation making of 83(b) elections relating to the issuance of Class B Common Stock to the extent permitted hereunder.

“Gores” means Gores Building Holdings, LLC, a Delaware limited liability company.

“Immediate Family” means, and is limited to, an individual stockholder’s spouse, parents, parents-in-law, grandparents, children, siblings, and grandchildren, in each case as of the date of determination, or a trust, estate or other estate-planning vehicle, all of the beneficiaries of which consist of such stockholder or members of such stockholder’s Immediate Family.

“Person” means and includes an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

“Purchase Agreement” means that certain Restructuring and Investment Agreement by and among the corporation, Wolseley and SBS Holdings, dated as of May 5, 2009, pursuant to which, among other things, the corporation agreed to acquire from Wolseley 100% of the membership interests in SBS Holdings in exchange for the consideration described therein, which includes shares of certain capital stock of the corporation.

“SBS Holdings” means Stock Building Supply Holdings, LLC, a Virginia limited liability company.

“Requisite Stockholders” means Stockholders who hold a majority of the Voting Stockholder Interests; provided, that so long as Gores or any of its Affiliates continues to own at least 50% of the number of Voting Stockholder Interests owned on the date of this Certificate of Incorporation, Requisite Stockholders shall mean Gores.

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“Voting Stockholder Interests” means the Class A Common Stock and the Class C Preferred Stock, pursuant to the provisions set forth in Section 6.D of Article Four of the Certificate of Incorporation.

“Wolseley” means Wolseley Investments North America, Inc., a Virginia corporation, and its assignees.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1 Meetings Generally. At least one meeting of the stockholders shall be held each year for the purpose of electing directors and conducting any other proper business as may come before the meeting. The date, time and place of such meeting shall be determined by the highest ranking officer then in office (the “Ranking Officer”); provided, however, that if the Ranking Officer does not act, the board of directors shall determine the date, time and place of such meeting. Notwithstanding the foregoing, no annual meeting of stockholders need be held if not required by the Certificate of Incorporation, as the same may be amended or amended and restated from time to time (the “Certificate of Incorporation”), or by the General Corporation Law of the State of Delaware.

Section 2 Special Meetings. Special meetings of the stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships) and may be held at such time and place as shall be stated in a written notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors or the Ranking Officer and shall be called by the Ranking Officer upon the written request of holders of shares entitled to cast not less than a majority of the votes at the meeting, which written request shall state the purpose or purposes of the meeting and shall be delivered to the Ranking Officer. On such written request, the Ranking Officer shall fix a date and time for such meeting within two days of the date requested for such meeting in such written request.

Section 3 Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware as the place of meeting for any regular meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4 Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and. in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered (i) upon confirmation of receipt if sent by facsimile, electronic mail or personal delivery or (ii) three (3) days after being deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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Section 5 Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to any meeting either at a place within the city where the meeting is to be held which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6 Quorum. The holders of a majority of the issued and outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

Section 7 Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8 Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9 Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation and subject to Section 3 of Article VII hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.

Section 10 Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or

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acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of the stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11 Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any regular or special meeting of the stockholders of the corporation, or any action which may be taken at any regular or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, to the corporation’s principal place of business, or to an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested, by reputable overnight courier service, or by electronic mail, with confirmation of receipt. All consents properly delivered in accordance with this Section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation as required by this Section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 12 Stockholder Approvals. Notwithstanding any other provision of these bylaws or the Certificate of Incorporation, the following actions by the corporation or any of its direct or indirect subsidiaries shall require (and shall not be taken without) the approval of the Requisite Stockholders:

(a) any transaction or agreement between the corporation or any of its subsidiaries, on one hand, and Gores or any of its Affiliates, on the other hand, other than Exempt Affiliate Transactions;

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(b) any entry of the corporation or any of its subsidiaries into bankruptcy or receivership, or any assignment for the benefit of creditors of the corporation or any of its subsidiaries other than (a) pursuant to the terms of the Purchase Agreement, or (b) if the board of directors determines in good faith that failure to do so is likely to result in a default under obligations of the corporation to third parties;

(c) any liquidation, dissolution or winding up of the corporation or any of its subsidiaries;

(d) entering into any agreement which would cause any stockholder that has not consented to such treatment becoming personally liable on or in respect of, or to guarantee any indebtedness of, the corporation or any of its subsidiaries;

(e) any other item specified elsewhere in these bylaws or the Certificate of Incorporation to be determined by approval of the Requisite Stockholders; and

(f) entering into any agreement to do any of the foregoing.

ARTICLE IV

DIRECTORS

Section 1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 2 Number, Election and Term of Office. The number of directors which shall constitute the first board shall be nine (9). The number of directors shall be subject to change by the vote of holders of a majority of the shares then entitled to vote at an election of directors. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at any meeting of the stockholders, except as provided in Section 4 of this Article IV. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3 Removal and Resignation. The directors shall only be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

Section 4 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in the same manner in which

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directors are elected pursuant to Section 2 of this Article IV. Notwithstanding the foregoing, any such vacancy shall automatically reduce the number of directors pro tanto, until such time as the holders of the class of common stock which was entitled to elect the director whose office is vacant shall have exercised their right to elect a director to fill such vacancy, whereupon the number of directors shall be automatically increased pro tanto. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5 Meetings and Notice. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board, provided that the directors shall meet at least once per year. Special meetings of the board of directors may be called by or at the request of any two (2) directors or the Ranking Officer on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, or by facsimile or electronic mail.

Section 6 Quorum, Required Vote and Adjournment. Each director shall be entitled to one vote except as otherwise provided in the Certificate of Incorporation. Directors then in office (and specifically excluding any vacancies) and holding a majority of the votes of all directors (or such greater number required by applicable law) shall constitute a quorum for the transaction of business. The vote of directors holding a majority of votes present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7 Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 8 Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 7 of this Article IV, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

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Section 9 Communications. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 10 Waiver of Notice and Presumption of Consent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have consented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 11 Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 12 Expenses. The corporation shall pay or reimburse the members of the board of directors for all direct, out-of-pocket expenses incurred by them with respect to their duties to the corporation.

ARTICLE V

OFFICERS

Section 1 Number. The officers of the corporation shall be elected by the board of directors and may consist of a chairman of the board, president, chief executive officer, chief financial officer, one or more vice presidents, secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2 Election and Term of Office. The officers of the corporation shall be elected at any meeting of the board of directors. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3 Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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Section 4 Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 5 Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6 Chairman of the Board. The chairman of the board, if one is appointed, shall have the powers and perform the duties incident to that position. Subject to the powers of the board of directors, he shall be in the general and active charge of the entire business and affairs of the corporation. He shall preside at meetings of the board of directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these bylaws. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairman of the board shall perform all the duties and responsibilities and exercise all the powers of the president.

Section 7 The President. The president shall be the chief executive officer of the corporation; shall preside at all meetings of the stockholders and board of directors at which he is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts which the board of directors have authorized to be executed, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these bylaws. If there is no chief executive officer, the president shall also have the duties of the chief executive officer as prescribed above.

Section 8 Chief Financial Officer. The chief financial officer of the corporation, if one is appointed, shall, under the direction of the chief executive officer (or, in the absence of a chief executive officer, the president), be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or the board of directors or as may be provided in these bylaws.

Section 9 Vice Presidents. The vice president, if one is appointed, or if there shall be more than one, the vice presidents in the order determined by the board of directors or by the president, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice presidents shall also perform such other duties and have such other powers - as the board of directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or these bylaws may, from time to time, prescribe.

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Section 10 Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer’s (or, in the absence of a chief executive officer, the president’s) supervision, the secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer, (or, in the absence of a chief executive officer, the president), the president or these bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or the secretary may, from time to time, prescribe.

Section 11 Treasurer and Assistant Treasurer. The treasurer, if one if appointed, shall, subject to the authority of the chief financial officer, have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the chief executive officer (or, in the absence of a chief executive officer, the president), the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and shall have such powers and perform such duties as the board of directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or these bylaws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the chief financial officer, treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or treasurer may, from time to time, prescribe.

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Section 12 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 13 Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, manager, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section 1 of this Article VI shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director, manager or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of this Article VI or otherwise. The

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Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers. The Corporation hereby acknowledges that certain directors and officers affiliated with institutional investors may have certain rights to indemnification, advancement of expenses and/or insurance provided by such institutional investors or certain of their affiliates (collectively, the “Institutional Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the indemnitee are primary and any obligation of the Institutional Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the indemnitee in accordance with this Article VI without regard to any rights the indemnitee may have against the Institutional Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Institutional Indemnitors from any and all claims against the Institutional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Institutional Indemnitors on behalf of the indemnitee with respect to any claim for which the indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Institutional Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the indemnitee against the Corporation. Notwithstanding anything to the contrary herein, the Corporation shall not be required to provide any advance of expenses to a director or officer who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the board of directors that alleges willful misappropriation of corporate assets by such director or officer, disclosure of confidential information in violation of such director’s or officer’s fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such director’s or officer’s duty to the Corporation or its stockholders.

Section 2 Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses under Section 1 of this Article VI shall be made promptly, and in any event within forty five days (or, in the case of an advance of expenses, twenty (20) days), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this Article VI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this Article VI, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to

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the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 1 of this Article VI shall be the same procedure set forth in this Section 2 of this Article VI for directors or officers, unless otherwise set forth in the action of the board of directors providing indemnification for such employee or agent.

Section 3 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

Section 4 Subsidiaries. To the extent any indemnitee under Section 1 of this Article VI is also entitled to indemnification from a subsidiary of the Corporation, such indemnitee shall first look to such subsidiary for indemnification, and only after seeking indemnification from such subsidiary shall such indemnitee seek indemnification from the Corporation.

Section 5 Reliance. Persons who, after the date of the adoption of this provision, become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, manager, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VI in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 6 Non Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7 Merger or Consolidation. For purposes of this Article VI, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, manager, officer, employee or agent of another Corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the

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same position under this Article VI with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1 Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chief executive officer (or, in the absence of a chief executive officer, the president), president, chief financial officer or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares of a specific class or series owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such chief executive officer (or, in the absence of a chief executive officer, the president), president, chief financial officer, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2 Lost Certificates. The board of directors may direct anew certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

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Section 3 Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the board of directors may fix a new record date for the adjourned meeting.

Section 4 Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by facsimile or electronic mail, with confirmation of receipt. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5 Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6 Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

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Section 7 Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VIII

GENERAL PROVISIONS

Section 1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2 Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3 Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4 Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 5 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

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Section 6 Corporate Seal. The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7 Voting Securities Owned by Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8 Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom (at their own cost and expense). A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9 Accounting and Fiscal Year. The books of the corporation shall be kept in accordance with generally accepted United States accounting principles, as in effect from time to time, and on such method of accounting for tax and financial reporting purposes as may be determined by the board of directors. The fiscal year of the corporation shall end on July 31 of each year, or on such other date as the board of directors shall determine.

Section 10 Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 11 Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

DISSOLUTION AND TERMINATION OF THE CORPORATION

Section 1 Limitations. The corporation may be dissolved, liquidated, and terminated and have its affairs wound up only pursuant to the provisions of this Article IX, and the parties hereto do hereby irrevocably waive any and all other rights they may have to cause a dissolution of the corporation or a sale or partition of any or all of the corporation assets.

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Section 2 Exclusive Causes. Notwithstanding the General Corporation Law of the State of Delaware, the following and only the following events shall cause the corporation to be dissolved, liquidated, and terminated:

(a) The approval of the Requisite Stockholders; or

(b) Judicial dissolution.

Any dissolution of the corporation other than as provided in this Section shall be a dissolution in contravention of these bylaws .

Section 3 Effect of Dissolution. The dissolution of the corporation shall be effective on the day on which the event occurs giving rise to the dissolution, but the corporation shall not terminate until it has been wound up and its assets have been distributed as provided in the Certificate of Incorporation and the Certificate of Incorporation has been cancelled by the filing of a certificate of dissolution with the office of the Secretary of State of the State of Delaware. Notwithstanding the dissolution of the corporation, prior to the termination of the corporation, the business of the corporation and the affairs of the stockholders, as such, shall continue to be governed by these bylaws and the Certificate of Incorporation.

ARTICLE X

AMENDMENTS

Except for Article IV and Article VI hereof, these bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote. Article VI hereof may be amended, altered, or repealed at any meeting of the board of directors only by a unanimous vote (or unanimous written consent in lieu thereof). The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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SCHEDULE I

Period	Fee Amount

Fourth Quarter of Fiscal Year 2009	$800,000
Fiscal Year 2010	$2,400,000
Fiscal Year 2011	$1,900,000
Fiscal Year 2012	$1,400,000
Fiscal Year 2013	$1,000,000
Fiscal Year 2014 and thereafter	$1,000,000

Exhibit D

SECTION 6.11 OF THE SECOND AMENDED AND RESTATED LIMITED LIABILITY

COMPANY AGREEMENT OF SATURN ACQUISITION HOLDINGS, LLC, AS

AMENDED MAY 2, 2013

STOCK BUILDING SUPPLY HOLDINGS, INC. (FORMERLY KNOWN AS SATURN

ACQUISITION HOLDINGS, LLC)

REGISTRATION RIGHTS PROVISIONS

i

Pursuant to Section 8.1 of the Second Amended and Restated Limited Liability Agreement of Saturn Holdings, LLC (the “Operating Agreement”), the agreements currently set forth in Section 6.11 of the Operating Agreement are hereby amended as follows and such provisions, as amended, will continue in full force and effect following the proposed conversion to a corporation named Stock Building Supply Holdings, Inc. (the “Company”), notwithstanding the termination of the Operating Agreement:

Section 1. Definitions

Except as otherwise specified herein, all capitalized terms used in these Registration Provisions shall have the meanings set forth below:

“Acquired Common” has the meaning set forth in Section 9.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). For the avoidance of doubt, Glendon and Holdings are Affiilates of each other.

“Agreement” means the Plan of Conversion of the Company, dated as of May 2, 2013.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means any class of common stock of the Company, including the Class A Voting Common Stock of the Company, par value $0.01 per share, and the Class B Non-Voting Common Stock of the Company, par value $0.01 per share, or any other class of common stock of the Company into which the Class A Voting Common Stock or the Class B Voting Common Stock of the Company may be converted.

“Demand Registrations” has the meaning set forth in Section 2(a).

“End of Suspension Notice” has the meaning set forth in Section 2(f)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Follow-On Holdback Period” has the meaning set forth in Section 4(a).

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Glendon” means Glendon Saturn Holdings, LLC, a Delaware limited liability company

“Holdback Extension” has the meaning set forth in Section 4(a).

“Holdback Period” has the meaning set forth in Section 4(a).

“Holder” means a holder of Registrable Securities.

“Holdings” means Gores Building Holdings, LLC, a Delaware limited liability company.

“Indemnified Parties” has the meaning set forth in Section 7(a).

“Joinder” has the meaning set forth in Section 9.

“Long-Form Registrations” has the meaning set forth in Section 2(a).

“Other Investor” means each of the current and former employees and officers listed on the Schedule of Other Investors attached hereto.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 3(a).

“Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Common Stock of the Company pursuant to an offering registered under the Securities Act.

“Registrable Securities” means (i) any Common Stock held by Holdings, Glendon or their respective Affiliates ; (ii) any Common Stock held by any Other Investor as of the date of the Agreement, (iii) any Common Stock issued or issuable upon conversion of any class of preferred stock of the Company held by the Stockholders, and (iii) any Common Stock of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clauses (i) - (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the Company’s initial Public Offering, or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of the Registration Provisions, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Capital Stock of the Company registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to the Registration Provisions. Notwithstanding the foregoing, at the Company’s election and with the consent of the holders of a majority of the Registrable Securities, following the consummation of an initial Public Offering of the Company’s Capital Stock, any Registrable Securities held by any Person (other than Holdings or its Affiliates) that may be sold under Rule 144(b)(1)(i) without limitation under any other of the requirements of Rule 144 shall not be deemed to be Registrable Securities upon notice from the Company to such Person and the Company shall, at such Person’s request, remove the legend provided for in Section 12. For purposes of the Registration Provisions, “a majority of Registrable Securities,” shall be calculated by assuming that any shares of Capital Stock of the Company, other than Common Stock, have been converted into Common Stock as of the date of the calculation.

“Registration Expenses” has the meaning set forth in Section 6(a).

“Registration Provisions” means the provisions of this Exhibit D of the Agreement, as amended and continued from the Operating Agreement.

“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415” and “Rule 462” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Sale Transaction” has the meaning set forth in Section 4(a).

“Securities” has the meaning set forth in Section 4(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shelf Offering” has the meaning set forth in Section 2(d)(ii).

“Shelf Offering Notice” has the meaning set forth in Section 2(d)(ii).

“Shelf Offering Request” has the meaning set forth in Section 2(d)(ii).

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registrable Securities” has the meaning set forth in Section 2(d)(ii).

“Shelf Registration Statement” has the meaning set forth in Section 2(d)(i).

“Short-Form Registrations” has the meaning set forth in Section 2(a).

“Stockholders” means Other Investors, Holdings and Glendon.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Suspension Event” has the meaning set forth in Section 2(f)(ii).

“Suspension Notice” has the meaning set forth in Section 2(f)(ii).

“Suspension Period” has the meaning set forth in Section 2(f)(i).

“Violation” has the meaning set forth in Section 7(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2. Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions contained in the Registration Provisions, the holders of at least a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”), and the holders of at least a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations”. The holders of a majority of the Registrable Securities making a Demand Registration may request that the registration be made pursuant to Rule 415 (a “Shelf Registration”) and, if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”). Within ten days after the filing of the registration statement relating to the Demand Registration, the Company shall give written notice of the Demand Registration to all other holders of Registrable Securities and, subject to the terms of Section 2(e), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting agreement) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice; provided that, with the consent of the holders of at least a majority of the Registrable Securities requesting such registration, the Company may provide notice of the Demand Registration to all other holders of Registrable Securities within three business days following the non-confidential filing of the registration statement with respect to the Demand Registration so long as such registration statement is not an Automatic Shelf Registration Statement. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms contained in the Registration Provisions.

(b) Long-Form Registrations. The holders of a majority of the Registrable Securities shall be entitled to an unlimited number of Long-Form Registrations in which the Company shall pay all Registration Expenses (as defined in Section 6(a)), whether or not any such registration is consummated. All Long-Form Registrations shall be underwritten registrations.

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), the holders of a majority of the Registrable Securities shall be entitled to an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

(d) Shelf Registrations.

(i) Subject to the availability of required financial information, as promptly as practicable after the Company receives written notice of a request for a Shelf Registration, the Company shall file with the Commission a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”). The Company shall use its best efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after filing, and once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in such request, but for no time period longer than the period ending on the earliest of (A) the third anniversary of the date of filing of such Shelf Registration, (B) the date on which all Registrable Securities covered by such Shelf Registration have been sold pursuant to the Shelf Registration, and (C) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration in existence.

(ii) In the event that a Shelf Registration Statement is effective, the holders of a majority of the Registrable Securities covered by such Shelf Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect, and the Company shall pay all Registration Expenses in connection therewith. The holders of a majority of the Registrable Securities covered by such Shelf Registration Statement shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that the holders desire to sell pursuant to such offering (the “Shelf Offering”). As promptly as practicable, but no later than two business days after receipt of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other holders of Shelf Registrable Securities. The Company, subject to Sections 1(e) and 8 hereof, shall include in such Shelf Offering the Shelf Registrable Securities of any other holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within seven days after the receipt of the Shelf Offering Notice. The Company shall, as expeditiously as possible (and in any event within 20 days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the holders of a majority of the Registrable Securities that made the Shelf Offering Request), use its best efforts to facilitate such Shelf Offering. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms contained in the Registration Provisions.

(iii) Notwithstanding the foregoing, if the holders of a majority of the Registrable Securities wish to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holders only need to notify the Company of the block trade Shelf Offering two business days prior to the day such offering is to commence (unless a longer period is agreed to by the holders of a majority of the Registrable Securities wishing to engage in the underwritten block trade) and the Company shall promptly notify other holders of Registrable Securities and such other holders of Registrable Securities must elect whether or not to participate by the next business day (i.e. one business day prior to the day such offering is to commence) (unless a longer period is agreed to by the holders of a majority of the Registrable Securities wishing to engage in the underwritten block trade) and the Company shall as expeditiously as possible use its best efforts to facilitate such offering (which may close as early as three business days after the date it commences); provided that the holders of a majority of the Registrable Securities shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade.

(iv) The Company shall, at the request of the holders of a majority of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the holders of a majority of the Registrable Securities to effect such Shelf Offering.

(e) Priority on Demand Registrations and Shelf Offerings. The Company shall not include in any Demand Registration or Shelf Offering any securities that are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

(f) Restrictions on Demand Registration and Shelf Offerings.

(i) The Company shall not be obligated to effect any Demand Registration within 60 days after the effective date of a previous Demand Registration or a previous registration in which Registrable Securities were included pursuant to Section 3 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may, with the consent of the holders of a majority of the Registrable Securities, postpone, for up to 60 days from the date of the request, the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement for up to 60 days from the date of the Suspension Notice (as defined herein) and therefore suspend sales of the Shelf Registrable Securities (such period, the “Suspension Period”) by providing written notice to the holders of Registrable Securities if (A) the Company’s board of directors determines in its reasonable good faith judgment that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company, (B) upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction; provided that in such event, the holders of Registrable Securities shall be entitled to withdraw such request for a Demand Registration or underwritten Shelf Offering and the Company shall pay all Registration Expenses in connection with such Demand Registration or Shelf Offering. The Company may delay a Demand Registration hereunder only once in any twelve-month period. The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the holders of a majority of the Registrable Securities.

(ii) In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (f)(i) above or pursuant to Section 5(a)(vi) hereof (a “Suspension Event”), the Company shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined herein). Each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms contained in the Registration Provisions. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Holders’ counsel, if any, promptly following the conclusion of any Suspension Event and its effect.

(iii) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 2(f), the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to the Registration Provisions by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Shelf Registration Statement.

(g) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed. If any Shelf Offering is an Underwritten Offering, the holders of a majority of the Registrable Securities participating in such Underwritten Offering shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Shelf Offering, subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(h) Other Registration Rights. Except as provided in the Registration Provisions, the Company shall not grant to any Persons the right to request the Company or any Subsidiary to register any Capital Stock of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities.

Section 3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, (ii) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor or similar forms or (iiii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under the Registration Provisions and, subject to the terms of Section 3(c) and

Section 3(d), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect. Registrable Securities beneficially owned by any Other Investor shall not be eligible to be included in any primary offering of Common Stock without the Company’s consent.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration and the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such securities on the basis of the number of securities owned by such Holder, and (ii) second, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld, conditioned or delayed.

(f) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

Section 4. Holdback Agreements.

(a) Holders of Registrable Securities. If required by the holders of a majority of the Registrable Securities, each holder of Registrable Securities shall enter into lock-up agreements with the managing underwriter(s) of an underwritten Public Offering in such form as agreed to by the holders of a majority of the Registrable Securities participating in such Public Offering. In the absence of any such lock-up agreement, each holder of Registrable Securities agrees as follows:

(i) in connection with the Company’s initial Public Offering, such Holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of the Company (including Capital Stock of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Commission) (collectively, “Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Transaction”), or (D) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for such initial Public Offering or the “pricing” of such offering and continuing to the date that is 180 days following the date of the final prospectus for such initial Public Offering (the “Holdback Period”), unless the underwriters managing the Public Offering otherwise agree in writing;

(ii) in connection with all underwritten Public Offerings other than the Company’s initial Public Offering, such Holder shall not effect any Sale Transaction commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities of the circulation of a preliminary or final prospectus for such Public Offering or the “pricing” of such offering and continuing to the date that is 90 days following the date of the final prospectus for such Public Offering (a “Follow-On Holdback Period”), unless, if an underwritten Public Offering, the underwriters managing the Public Offering otherwise agree in writing; and

(iii) in the event that (A) the Company issues an earnings release or discloses other material information or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the Holdback Period or any Follow-On

Holdback Period (as applicable) or (B) prior to the expiration of the Holdback Period or any Follow-On Holdback Period (as applicable), the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering hereunder to comply with FINRA Rule 2711(f)(4), if agreed to by the holders of a majority of the Registrable Securities selling in such Underwritten Offering, the Holdback Period or the Follow-On Holdback Period (as applicable) shall be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”).

The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restrictions set forth in this Section 4(a) until the end of such period, including any Holdback Extension.

(b) The Company. The Company (i) shall not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during any Holdback Period or Follow-On Holdback Period (as extended during any Holdback Extension), and (ii) shall use its best efforts to cause (A) each holder of at least one percent (1%) (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of the Agreement (other than in a Public Offering) and (B) each of its directors and executive officers to agree not to effect any Sale Transaction during any Holdback Period or Follow-On Holdback Period (as extended during any Holdback Extension), except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the Public Offering otherwise agree in writing.

Section 5. Registration Procedures.

(a) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to the Registration Provisions or have initiated a Shelf Offering, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof held by a holder of Registrable Securities requesting registration, and pursuant thereto the Company shall as expeditiously as possible:

(i) in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the

Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii) notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi) notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 2(f), at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vii) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA;

(viii) use reasonable best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization);

(x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xi) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(xiii) permit any Registrable Securities which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(xiv) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction use reasonable best efforts promptly to obtain the withdrawal of such order;

(xv) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(xvii) cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) use its reasonable best efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;

(xix) in the case of any underwritten offering, use its reasonable best efforts to obtain one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

(xx) in the case of any underwritten offering, use its reasonable best efforts to provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus), and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities;

(xxi) if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxii) if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(xxiii) if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period throughout which such registration statement is required to be kept effective.

(b) Any officer of the Company who is a holder of Registrable Securities agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she shall participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows.

(c) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(d) If Holdings or any of its Affiliates seek to effectuate a distribution in kind of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-up agreements, work with the foregoing persons to facilitate such distribution in kind in the manner reasonably requested.

Section 6. Registration Expenses.

(a) The Company’s Obligation. All expenses incident to the Company’s performance of or compliance with the Registration Provisions (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne as provided in the Registration Provisions, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

(b) Counsel Fees and Disbursements. In connection with each Demand Registration, each Piggyback Registration and each Shelf Offering that is an underwritten Public Offering, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration or participating in such Shelf Offering and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such Holder in connection with any underwritten Demand Registration, Piggyback Registration or Shelf Offering.

Section 7. Indemnification and Contribution.

(a) By the Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, such Holder’s officers, directors employees, agents and representatives, and each Person who controls such Holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing

Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 7, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.

(b) By Each Security Holder. In connection with any registration statement in which a holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification

(provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration if such Holders are indemnified parties, at the expense of the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders of Registrable Securities and their successors and assigns agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under the Registration Provisions shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of the Registration Provisions.

Section 8. Underwritten Offerings.

(a) Participation. No Person may participate in any offering hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such Holder’s obligations under Section 4, Section 5 and this Section 8(a) or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 8(a), the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the Holders, the Company and the underwriters created pursuant to this Section 8(a).

(b) Price and Underwriting Discounts. In the case of an underwritten Demand Registration or Underwritten Takedown requested by Holders pursuant to the Registration Provisions, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the holders of a majority of the Registrable Securities included in such underwritten offering.

(c) Suspended Distributions. Each Person that is participating in any registration under the Registration Provisions, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi), shall immediately discontinue the disposition of its

Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(a)(vi). In the event the Company has given any such notice, the applicable time period set forth in Section 5(a)(ii) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8(b) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(a)(vi).

Section 9. Additional Parties; Joinder. Subject to the prior written consent of the holders of a majority of the Registrable Securities, the Company may permit any Person who acquires Common Stock or rights to acquire Common Stock from the Company after the date of the Agreement (the “Acquired Common”) to succeed to all of the rights and obligations of a holder of Registrable Securities under the Registration Provisions by obtaining an executed joinder to the Registration Provisions from such Person in the form of Exhibit A attached hereto (a “Joinder”); provided that any officer or employee of the Company shall be joined as an Other Investor. Upon the execution and delivery of a Joinder by such Person, the Common Stock acquired by such Person shall constitute Registrable Securities and such Person shall be a holder of Registrable Securities under the Registration Provisions with respect to the Acquired Common, and the Company shall add such Person’s name and address to the appropriate schedule hereto and circulate such information to the holders of Registrable Securities.

Section 10. Current Public Information. At all times after the Company has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

Section 11. Subsidiary Public Offering. If, after an initial Public Offering of the Capital Stock of one of its Subsidiaries, the Company distributes securities of such Subsidiary to its equity holders, then the rights and obligations of the Company pursuant to the Registration Provisions shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under the Registration Provisions.

Section 12. Transfer of Registrable Securities.

(a) Restrictions on Transfers. Notwithstanding anything to the contrary contained herein, except in the case of (i) a transfer to the Company, (ii) a transfer by Holdings or any of its Affiliates to their respective limited partners or members, (iii) a Public Offering, (iv) a sale pursuant to Rule 144 after the completion of the Company’s initial Public Offering, or (v) a transfer in connection with a Sale of the Company, prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring Holder shall cause the prospective transferee to execute and deliver to the Company a Joinder agreeing to be bound by the terms contained in the Registration Provisions. Any transfer or attempted transfer of any Registrable Securities in violation of any provision contained in the Registration Provisions shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose.

(b) Legend. Each certificate evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such Registrable Securities would no longer be Registrable Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN THE PLAN OF CONVERSION OF THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), DATED AS OF MAY 2, 2013, AND THE EXHIBITS THERETO. A COPY OF SUCH PLAN OF CONVERSION WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Registrable Securities outstanding prior to the date of the Agreement. The legend set forth above shall be removed from the certificates evidencing any securities that have ceased to be Registrable Securities.

Section 13. General Provisions.

(a) Amendments and Waivers. Except as otherwise provided herein, the provisions contained in the Registration Provisions may be amended only with the prior consent of the board of directors of the Company and the Requisite Shareholders, as defined in the Operating Agreement; provided that no such amendment, modification or waiver that would adversely affect a Holder disproportionately to all other Holders, other than amendments and modifications required to implement the provisions of Section 9, shall be effective against such Holder without the consent of the Holder adversely affected thereby. The failure or delay of any Person to enforce any of the provisions contained in the Registration Provisions shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision contained in the Registration Provisions in accordance with their terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under the Registration Provisions shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under the Registration Provisions.

(b) Remedies. The parties to these Registration Provisions and their successors and assigns shall be entitled to enforce their rights under the Registration Provisions specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision contained in the Registration Provisions and to exercise all other rights existing in their favor. The parties to these Registration Provisions and their successors and assigns agree and acknowledge that a breach of the Registration Provisions would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions contained in the Registration Provisions.

(c) Severability. Whenever possible, each provision contained in the Registration Provisions shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision contained in the Registration Provisions is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision contained in the Registration Provisions in such jurisdiction or in any other jurisdiction, but the Registration Provisions shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d) Entire Registration Provisions. Except as otherwise provided herein, the Registration Provisions contain the complete agreement and understanding among the parties to the Operating Agreement with respect to the subject matter hereof and supersedes and preempt any prior understandings, agreements or representations by or among the parties to the Operating Agreement, written or oral, which may have related to the subject matter hereof in any way.

(e) Successors and Assigns. The Registration Provisions shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the holders of Registrable Securities and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions contained in the Registration Provisions which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f) Notices. Any notice, demand or other communication to be given under or by reason of the provisions contained in the Registration Provisions shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below, to Holdings or Glendon at the address indicated below and to any holder of Registrable Securities at such address as indicated on the Schedule of Other Investors, attached hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

Stock Building Supply Holdings, Inc.

8020 Arco Corporate Drive, Suite 400

Raleigh, North Carolina 27617

Attention: Executive Vice President, Chief Administrative Officer

and General Counsel

Facsimile: (919) 431-1000

With a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn: Carol Anne Huff and Rick C. Madden

Facsimile: (312) 862-2200

Gores Building Holdings, LLC or Glendon Saturn Holdings, LLC

c/o The Gores Group, LLC

10877 Wilshire Blvd, 18th Floor

Los Angeles, California 90024

Attention: Steven G. Eisner

Facsimile: (310) 209-3010

With a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn: Carol Anne Huff and Rick C. Madden

Facsimile: (312) 862-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(g) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of the Registration Provisions and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina.

(i) MUTUAL WAIVER OF JURY TRIAL. EACH PARTY TO THESE REGISTRATION PROVISIONS EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THE REGISTRATION PROVISIONS OR THE MATTERS CONTEMPLATED HEREBY.

(j) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES TO THE REGISTRATION PROVISIONS, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NORTH CAROLINA, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THE REGISTRATION PROVISIONS, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES TO THE REGISTRATION PROVISIONS, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES TO THE REGISTRATION PROVISIONS, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION

TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THE REGISTRATION PROVISIONS, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) No Recourse. Notwithstanding anything to the contrary in the Registration Provisions, the Company and each holder of Registrable Securities agrees and acknowledges that no recourse under the Registration Provisions or any documents or instruments delivered in connection with the Registration Provisions, shall be had against any current or future director, officer, employee, general or limited partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any holder of Registrable Securities or any current or future member of any holder of Registrable Securities or any current or future director, officer, employee, partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, as such for any obligation of any holder of Registrable Securities under the Registration Provisions or any documents or instruments delivered in connection with the Registration Provisions for any claim based on, in respect of or by reason of such obligations or their creation.

(l) Descriptive Headings; Interpretation. The descriptive headings contained in the Registration Provisions are inserted for convenience only and do not constitute a part of the Registration Provisions. The use of the word “including” in the Registration Provisions shall be by way of example rather than by limitation.

(m) No Strict Construction. The language used in the Registration Provisions shall be deemed to be the language chosen by the parties to the Operating Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n) Electronic Delivery. The agreements referred to in the Registration Provisions and each other agreement or instrument entered into in connection therewith or contemplated thereby, and any amendments thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party to any such agreement or instrument, each other party thereto shall re-execute original forms thereof and deliver them to all other parties. No party to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(o) Further Assurances. In connection with the Registration Provisions and the transactions contemplated hereby, each holder of Registrable Securities shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions contained in the Registration Provisions and the transactions contemplated hereby.

(p) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in the Registration Provisions.

*    *    *    *    *

SCHEDULE OF OTHER INVESTORS

Name	Street	City	State	Zip

Joe Appelmann	281 Hogans Valley Way	Cary	NC	27513
Steve Short	4204 Ledge Cir	Glen Allen	VA	23059
Nigel Stobart	530 San Bernardino Ave	Newport Beach	CA	92663
Dan Buttars	2250 Debeers Dr	Sandy	UT	84093
Jeff Rea	P.O. Box 1519	Stockbridge	MA	01262
Jim Major	4344 Blossom Hill Ct	Raleigh	NC	27613
Duff Wakefield	1235 East Bella Vista	Fruit Heights	UT	84037
Jim Drexinger	6 Camwood Trail	Austin	TX	78738
Phil Randolph	14707 Green Summit Pl	Colonial Heights	VA	23834
Steve Wilson	910 Riva Ridge Drive	Great Falls	VA	22066
Rob Mellor	PO Box 684	Ross	CA	94957

EXHIBIT A

JOINDER TO SECTION 6.11 OF THE SECOND AMENDED AND RESTATED LIMITED

LIABILITY COMPANY AGREEMENT OF SATURN ACQUISITION HOLDINGS, LLC, AS

AMENDED

The undersigned is executing and delivering this Joinder pursuant to Section 6.11 (“Section 6.11”) of the Second Amended and Restated Limited Liability Company Agreement of Saturn Acquisition Holdings, LLC (the “Company”), dated as of March 1, 2012, and as amended May 2, 2013 (as the same may hereafter be amended, the “Operating Agreement”), among the Company and the other persons named as parties thereto.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with Section 6.11 as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Operating Agreement, and the undersigned’s                  shares of Common Stock shall be included as Registrable Securities under Section 6.11.

Accordingly, the undersigned has executed and delivered this Joinder as of the      day of                 ,     .

Signature of Stockholder

Print Name of Stockholder

Address:

Agreed and Accepted as of

.

STOCK BUILDING SUPPLY HOLDINGS, INC.,
formerly known as Saturn Acquisition Holdings, LLC

By:

Its:

A-1